Great Wolf Resorts Reports 2006 First Quarter Results

MADISON, Wis., May 3, 2006—Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today reported results for the quarter ended March 31, 2006.

First Quarter 2006 Highlights

•	Reported Adjusted EBITDA of $7.7 million, total revenues of $37.8 million, Adjusted net income of $0.3 million, and Adjusted net income per share of $0.01.

•	Completed a $14.5 million waterpark expansion at Wisconsin Dells Great Wolf Lodge, increasing total indoor entertainment area to 102,000 square feet.

•	Opened the company’s first Starbucks® retail coffee café in the lobby area of Great Wolf Lodge in the Pocono Mountains, Pa.

•	Closed on a $63 million financing of two properties held in joint venture with CNL Income Properties, Inc., resulting in $18.6 million of cash proceeds to Great Wolf Resorts.

For the first quarter of 2006, the company had a net loss of $(0.9) million compared to $(2.3) million in the first quarter of 2005. Net loss per diluted share was $(0.03) compared to $(0.08) in the first quarter of 2005.

“We had a very solid first quarter, as our earnings were well above consensus estimates despite the slight disruption and minor damage we sustained at our Kansas City property from a tornado that struck the area in March,” said John Emery, chief executive officer. “Our overall advance bookings in the first three months of 2006 continued at a brisk pace, and total advance bookings for the second quarter are currently tracking ahead of the prior year.

Operating Results

“Our newly opened Great Wolf Lodge in the Poconos continues to do extremely well, drawing from both the New York and Philadelphia markets,” he said. “We recently opened a Starbucks café at the property—the first at any of our resorts—which has been so well received that we are looking into the feasibility of adding Starbucks cafés to our other resorts. As one of the most recognized brands in the world, Starbucks offers our guests an attractive ‘adult’ alternative to Pizza Hut®, a strong family-dining brand located at many of our properties.

“One of the principal components of our Poconos resort’s success to date has been the brand awareness in the mid-Atlantic market created with the 2005 opening of our Williamsburg Great Wolf Lodge. Together, these two resorts are benefiting from marketing synergies in the critical East Coast region, which helps us build occupancy in both locations. Also, we believe the April opening of the Niagara Falls property will continue to increase brand awareness and will benefit all of our properties.

“In the Midwest, Kansas City performed well in the first quarter of 2006, despite minor damages sustained from a tornado that struck the Kansas City area in mid-March. Our current assessment is that the physical damage was limited to a skylight area on the waterpark roof. We have made temporary repairs to the roof and will make permanent repairs later this year. Thanks to an outstanding effort by our staff at the resort, we were able to re-open our indoor waterpark in less than four days after the incident. Our initial estimate is that the cost of lost revenue, additional expenses and property repairs will total between $500,000 and $700,000. We are pursuing recoveries of amounts under our property insurance policy, including claims for business interruption. Any amounts we realize under our business interruption claims will be recorded as revenue when received.

“The opening in mid-March of the 38,000-square-foot indoor waterpark expansion at our Wisconsin Dells resort has been met with an enthusiastic guest response and re-energized the property. With 76,000 total square feet of indoor waterpark space, including 19 waterslides, our Wisconsin Dells property is now one of the premier indoor waterpark resorts in North America and very competitive in its market. We believe the expanded resort has significant upside potential.

“Operations at our Blue Harbor Resort and Conference Center in Sheboygan, Wis. continue to improve. Our emphasis on group business is returning good results with more group rooms already reserved for 2006 than were booked for the full year 2005. Additionally, several nearby shops and attractions have opened or are scheduled to open, further enhancing the Sheboygan lakefront.

“Our resorts in Sandusky, Ohio and Traverse City, Mich. remain challenging properties, primarily as a result of the combination of negative regional economic factors and increased competition over the last two years. We have adjusted our marketing programs for these properties to address the challenges in the Ohio and Michigan markets. Long-term, we believe these properties will continue to deliver good returns.”

Operating statistics for the company’s portfolio of resorts for the first quarter of 2006 are listed below. The company’s same store operating statistics were impacted by the shift of the Easter holiday from the first quarter in 2005 to the second quarter in 2006. The company expects same store operating statistics in the second quarter of 2006 to improve over the second quarter of 2005.

	Same Store Comparison (a)
	Q1	Q1
	2006	2005	Increase (Decrease)
			$		%

Occupancy	65.1%	70.2%		N/A	(7.3)%

ADR	$202.76	$209.95		$(7.19)	(3.4)%

RevPAR	$132.01	$147.34		$(15.33)	(10.4)%

Total RevPOR	$311.02	$313.35		$(2.33)	(0.7)%

Total RevPAR	$202.49	$219.91		$(17.42)	(7.9)%

	All Properties Comparison (b)
	Q1	Q1
	2006	2005	Increase (Decrease)
			$		%

Occupancy	66.8%	69.9%		N/A	(4.4)%

ADR	$238.04	$211.17		$26.87	12.7%

RevPAR	$158.92	$147.55		$11.37	7.7%

Total RevPOR	$360.95	$315.04		$45.91	14.6%

Total RevPAR	$240.98	$220.13		$20.85	9.5%

(a)	Same store comparison includes only properties that were open for the entire period of Q1 2005 and Q1 2006 (that is, the Wisconsin Dells, Sandusky, Kansas City, Traverse City and Sheboygan resorts).

(b)	All properties comparison includes all properties that were open at any point during Q1 2005 or Q1 2006.

Development Update

Emery noted that the company made significant progress during the quarter on its development projects, opening its newest and first licensed property in Niagara Falls, Ontario, Canada, shortly after the quarter ended. “The grand opening was very well attended. Ripley Entertainment, the property’s owner, has added a number of exciting new amenities, including a skating rink and a miniature golf course, both of which should appeal to our family-oriented customer base.”

Emery added that in Mason, Ohio, construction of the 401-suite Great Wolf Lodge resort being built by the company’s joint venture with Paramount Parks, Inc. is continuing on track for a late 2006 opening. The property includes a 92,000-square-foot indoor entertainment area and 40,000-square-foot conference center. Great Wolf Resorts will operate the resort, which is adjacent to Paramount’s Kings Island theme park, and has an 84 percent equity position in the joint venture.

Emery said that the company would break ground soon on a major expansion at its Williamsburg resort in response to positive demand trends at the property. The resort will add 103 suites to its existing 301 suites and 5,000 square feet of meeting space to the existing 7,000 square feet. The waterpark expansion will add 12,000 square feet to the existing 55,000 square feet.

Projects slated for completion in 2007 remain on schedule, with construction on resorts in Grapevine, Texas, and Grand Mound, Wash., expected to break ground in the next few months. “We also are in the process of evaluating potential new sites, and currently are in negotiations for several U.S. locations. In addition, we are in preliminary discussions for potential development of additional international licensed/managed properties. Development remains a key growth engine for us, especially as we continue to build brand awareness and a geographically diverse portfolio of properties.”

Strong Capital Structure

“Our strong cash flow and the proceeds from the financing distribution from our CNL joint venture resulted in our $61.2 million cash balance at quarter end,” said James A. Calder, chief financial officer. “We expect to continue to use that cash to fund the equity requirements for our new development activities. Approximately 80 percent of our long-term debt is fixed, and our average debt maturity is 14 years. Both of our new, owned East Coast resorts are unencumbered by mortgage debt, providing a potential substantial borrowing base of assets.”

Key Financial Data

As of March 31, 2006, Great Wolf Resorts had:

•	Total cash, cash equivalents, and restricted cash of $61.2 million

•	Total secured debt of $107.5 million

•	Total unsecured debt of $51.5 million

•	Weighted average cost of total debt of 7.7 percent

•	Weighted average debt maturity of 13.8 years

•	Total construction in progress for resorts currently under construction but not yet opened of approximately $67.2 million.

Outlook and Guidance

The company provides the following outlook and earnings guidance for the second quarter and full year 2006 (amounts in thousands, except per share data):

	2Q 2006		Full year 2006
	Low	High	Low	High
Net income (loss)	$(1,500)	$(600)	$(6,480)	$(2,280)
Net income (loss) per diluted share	$(0.05)	$(0.02)	$(0.21)	$(0.08)
Adjusted EBITDA (a)	$7,000	$8,500	$30,000	$37,000
Adjusted net income (loss) (a)	$(580)	$340	$(1,500)	$2,700
Adjusted net income (loss) per diluted share	$(0.02)	$0.01	$(0.05)	$0.09

(a)	For reconciliations of Adjusted EBITDA and Adjusted net income (loss), see the tables accompanying this press release.

Adjusted EBITDA and Adjusted net income are non-GAAP financial measures within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measures” section of this press release. Reconciliations of Adjusted EBITDA and Adjusted net income are provided in the tables of this press release.

Great Wolf Resorts will hold a conference call to discuss its first-quarter 2006 results today, May 3, at 10 a.m. Eastern time. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Great Wolf Resorts’ Web site, www.greatwolf.com, or www.streetevents.com, or may call (800) 219-6100, reference number 11058461. A recording of the call will be available by telephone until midnight on Wednesday, May 10 by dialing (800) 405-2236, reference number 11058461. A replay of the conference call will be posted on Great Wolf Resorts’ Web site through June 3, 2006.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the company’s historical or future performance that are different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes are useful to investors. They are as follows: (i) Adjusted EBITDA and (ii) Adjusted net income (loss). The following discussion defines these terms and presents the reasons the company believes they are useful measures of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt, (f) opening costs of resorts under development, (g) equity in earnings (loss) of affiliates, (h) loss on sale of assets, and (i) minority interests. The company defines Adjusted net income (loss) as net income without the effects of (a) non-cash employee compensation, (b) costs associated with early extinguishment of debt, (c)

opening costs of resorts under development, (d) loss on sale of assets, and (e) the effect of non-normalized income tax expense.

Adjusted EBITDA and Adjusted net income (loss) as calculated by the company are not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP. Also, Adjusted net income does not represent net income as defined by GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Similarly, management believes Adjusted net income (loss) is a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the company’s ongoing operating performance. Furthermore, performance measures that include these types of items may not be indicative of the continuing performance of the company’s underlying business. Therefore, the company presents Adjusted EBITDA and

Adjusted net income (loss) because they may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the company’s ongoing operating performance.
Forward-Looking Statements

This press release may contains forward-looking statements within the meaning of the federal securities laws.  All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict.  Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns,the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, resolution of recently filed securities class action litigation against us and other defendants, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, and other factors discussed under Item IA (Risk Factors) in Great Wolf Resorts 2005 Form 10-K. We assume no duty to update these statements.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF) is the nation’s leader in indoor waterpark destination resorts and owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge properties in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Lodge properties are currently in predevelopment and/or under construction in Mason, Ohio; Grand Mound, Wash. and Grapevine, Texas.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 to 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s website at www.greatwolf.com.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (3)
(in thousands, except per share amounts)
		Three Months Ending	Three Months Ending	Three Months Ending	Year Ending December
		June 30, 2005	September 30, 2005	June 30, 2006	31, 2006
Net loss		$(100)	$6,750	$(1,050)	$(4,380)
Adjustments:
	Interest expense, net	1,900	2,000	1,300	5,200
	Income tax benefit	(100)	4,500	(690)	(2,920)
	Depreciation and amortization	6,300	6,300	6,100	27,000
	Non-cash employee compensation	—	—	800	3,200
	Minority interest expense			(60)	(1,100)
	Equity in unconsolidated affiliates			600	1,400
	Loss on sale of assets			—	600
	Opening costs of resorts under development	500	1,000	750	4,500

Adjusted EBITDA (1)		$8,500	$20,550	$7,750	$33,500

Net loss		$(100)	$6,750	$(1,050)	$(4,380)
Adjustments to net loss, net of income taxes:
	Non-cash employee compensation	—	—	480	1,920
	Loss on sale of assets			—	360
	Opening costs of resorts under development	300	600	450	2,700

Adjusted net income (loss) (1)		$200	$7,350	$(120)	$600

Net loss per share:
	Basic	$(0.00)	$0.22	$(0.03)	$(0.15)
	Diluted	$(0.00)	$0.22	$(0.03)	$(0.15)
Adjusted net income (loss) per share:
	Basic	$0.01	$0.24	$(0.00)	$0.02
	Diluted	$0.01	$0.24	$(0.00)	$0.02
Weighted average shares outstanding:
	Basic	30,133	30,133	30,148	30,148
	Diluted	30,340	30,340	30,148	30,148
(1)	See discussions of Adjusted EBITDA and Adjusted net income (loss) located in the “Non-GAAPFinancial Measures” section of this press release.
(2)	Same store comparison includes properties that were open for the full periods in both 2005 and 2006.
(3)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA and Adjusted net income.

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except per share amounts)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2005		June 30, 2005	March 31, 2006	March 31, 2005
Net loss	$(6,487)	$—	$(6,966)	$(945)	$(2,338)

Adjustments:
Interest expense, net	764	—	1,612	1,179	764
Income tax benefit	(1,534)	—	(1,689)	(675)	(1,542)
Depreciation and amortization	5,010	—	5,804	6,098	5,032
Non-cash employee compensation	338	—	(584)	796	337
Minority interest expense, net of tax				(14)	—
Equity in unconsolidated affiliates, net of tax				(89)	—
Loss on sale of assets				578	—
Debt extinguishment costs				—	2,116
Opening costs for resorts under development	2,697	—	651	726	2,697

Adjusted EBITDA (1)	$788	$—	$(1,172)	$7,654	$7,066

Net loss	$(6,487)	$—	$(6,966)	$(945)	$(2,338)

Adjustments to net loss, net of income taxes:
Non-cash employee compensation	203		(350)	478	202
Loss on sale of assets				347	—
Debt extinguishment costs				—	1,270
Opening costs for resorts under development	1,618		391	436	1,618

Adjusted net income (1)	$(4,666)	$—	$(6,925)	$316	$752

Adjusted net income per share:
Basic	$(0.15)	$—	$(0.23)	$0.01	$0.02
Diluted	$(0.15)	$—	$(0.23)	$0.01	$0.02

Weighted average shares outstanding:
Basic	30,133	30,262	30,133	30,148	30,133
Diluted	30,340	30,612	30,133	30,148	30,340

Great Wolf Resorts, Inc.
Operating Statistics
		Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended March 31,		Six Months Ended June 30,
		2005	2004	2005	2004	2006	2005	2005	2004
All Properties

	Occupancy	65.2%	64.4%	54.4%	59.4%	66.8%	69.9%	59.8%	61.9%

	ADR	$190.88	$188.69	$167.83	$174.65	$238.04	$211.17	$180.34	$181.95

	RevPAR	$124.51	$121.47	$91.26	$103.69	$158.92	$147.55	$107.79	$112.58

	Total RevPOR	$279.30	$269.70	$246.17	$251.23	$360.95	$315.04	$264.14	$260.84

	Total RevPAR	$182.18	$173.62	$133.86	$149.16	$240.98	$220.13	$157.89	$161.39

All — Same Store (2)

	Occupancy	82.9%	73.3%	66.4%	71.7%	65.1%	70.2%	74.6%	72.5%

	ADR	$224.15	$224.32	$203.72	$220.40	$202.76	$209.95	$215.01	$222.38

	RevPAR	$185.76	$164.51	$135.20	$158.02	$132.01	$147.34	$160.34	$161.26

	Total RevPOR	$324.67	$325.36	$298.97	$317.41	$311.02	$313.35	$313.17	$321.43

	Total RevPAR	$269.07	$238.61	$198.41	$227.56	$202.49	$219.91	$233.54	$233.09

The company defines its operating statistics as follows:

	Occupancy is calculated by dividing total occupied rooms by total available rooms.

	Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms revenue by total occupied rooms.

	Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.

	Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue from rooms, food and beverage, and other amenities) by total occupied rooms.

	Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (3)
(in thousands, except per share amounts)
		Three Months Ending	Three Months Ending	Three Months Ending	Year Ending December
		June 30, 2005	September 30, 2005	June 30, 2006	31, 2006
Net loss		$(100)	$6,750	$(1,050)	$(4,380)
Adjustments:
	Interest expense, net	1,900	2,000	1,300	5,200
	Income tax benefit	(100)	4,500	(690)	(2,920)
	Depreciation and amortization	6,300	6,300	6,100	27,000
	Non-cash employee compensation	—	—	800	3,200
	Minority interest expense			(60)	(1,100)
	Equity in unconsolidated affiliates			600	1,400
	Loss on sale of assets			—	600
	Opening costs of resorts under development	500	1,000	750	4,500

Adjusted EBITDA (1)		$8,500	$20,550	$7,750	$33,500

Net loss		$(100)	$6,750	$(1,050)	$(4,380)
Adjustments to net loss, net of income taxes:
	Non-cash employee compensation	—	—	480	1,920
	Loss on sale of assets			—	360
	Opening costs of resorts under development	300	600	450	2,700

Adjusted net income (loss) (1)		$200	$7,350	$(120)	$600

Net loss per share:
	Basic	$(0.00)	$0.22	$(0.03)	$(0.15)
	Diluted	$(0.00)	$0.22	$(0.03)	$(0.15)
Adjusted net income (loss) per share:
	Basic	$0.01	$0.24	$(0.00)	$0.02
	Diluted	$0.01	$0.24	$(0.00)	$0.02
Weighted average shares outstanding:
	Basic	30,133	30,133	30,148	30,148
	Diluted	30,340	30,340	30,148	30,148
(1)	See discussions of Adjusted EBITDA and Adjusted net income (loss) located in the “Non-GAAPFinancial Measures” section of this press release.
(2)	Same store comparison includes properties that were open for the full periods in both 2005 and 2006.
(3)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA and Adjusted net income.